Exhibit 10.1

EXECUTION VERSION

CONFIDENTIAL

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[*****]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Patent and Technology License Agreement

This Patent and Technology License Agreement (“Agreement”) is made on the Effective Date, by and between The Board of Regents (“Board”) of The University of Texas System (“System”), an agency of the State of Texas, whose address is 210 West 7th Street, Austin, Texas 78701, on behalf of The University of Texas M. D. Anderson Cancer Center (“MD Anderson”), a member institution of System, and Affimed GmbH, having a principal place of business located at Im Neuenheimer Feld 582, 69120 Heidelberg, Germany (“Licensee” or “Affimed”). Board, on behalf of MD Anderson, and Licensee are each referenced herein as a “Party” and collectively as the “Parties.”

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties agree as follows:

I. Background

1.1 Affimed has developed an engager antibody referenced as AFM13, as defined below, [*****].

1.2 MD Anderson has established a Cord Blood Bank to collect, process and store Cord Blood, primarily for use in stem cell transplantation procedures, Cord Blood being a rich source of many cells types, including CBNKs, and has developed certain technologies regarding non-engineered CBNKs (i.e., CBNKs that have not been genetically engineered or modified).

1.3 Affimed and MD Anderson previously entered into that certain Strategic Development and Commercialization Agreement dated December 1, 2016 (the “SDCA”), to explore certain novel oncology therapeutics resulting from the combination of AFM13 and CBNKs.

1.4 Board owns Licensed Subject Matter (defined below) and, through MD Anderson, has determined that development and commercialization of the Licensed Subject Matter is in the public’s best interest and is consistent with Board’s educational and research missions and goals.

1.5 Affimed desires to secure, and Board, on behalf of MD Anderson, desires to grant, a license to practice the Licensed Subject Matter, under the terms set forth in this Agreement.

II. Definitions

As used in this Agreement, the following terms have the meanings indicated:

2.1 “Affiliate” means, with respect to a particular Party, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Party. For purposes of this definition only, “controls” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (a) direct or indirect ownership of more than fifty percent (50%) of the outstanding voting securities or other voting interest of the other Person; or (b) direct or indirect possession of the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the other Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, or otherwise. Neither Licensee and MD Anderson nor Licensee and Board will be deemed to be the “Affiliate” of the other solely as a result of their entering into this Agreement.

2.2 “Affimed Engager” means any substance, for which rights are owned or controlled by Licensee, that recruits and activates innate immune cells, such as Natural Killer Cells, for uses against diseases, such as cancer. For purposes of this definition only, “owned or controlled” means the right, via ownership, in-license from a Third Party, or other grant or transfer of right, to Exploit a substance for the purposes set forth in this Agreement, without violating the terms of any agreement or arrangement with a Third Party pursuant to which such substance is or was acquired or generated, or misappropriating the proprietary information of a Third Party.

2.3 [*****].

2.4 “AFM13” means Affimed’s tetravalent chimeric antibody construct bispecific for CD30 and CD16A that specifically targets CD30 on Hodgkin Lymphoma (“HL”) cells and other lymphomas, and recruits and activates CD16A-positive innate immune cells, such as Natural Killer Cells.

2.5 “AFM13-CBNK Phase I Clinical Trial” means the Phase I Clinical Trial described in that certain “Exhibit 1, Strategic Collaboration Agreement – Study Order” dated November 7, 2019, titled “Bispecific NK engager (AFM13) combined with Cord Blood-derived NK cells for refractory Hodgkin and other CD30+ lymphomas” that is part of, and is subject to, the terms and conditions of the SDCA.

2.6 “AFM13-CBNK Product” means a product or service that comprises CBNKs using, made or processed in whole or in part using, or derived from, any Licensed Subject Matter, or any portion of Licensed Subject Matter, used in combination, or in conjunction, with AFM13, regardless of whether such CBNKs and AFM13 are combined before administration to such patient.

2.7 “Agreement” has the meaning set forth in the preamble to this Agreement.

2.8 “APC” means antigen presenting cell.

2.9 “Applicable Law” means the laws of any jurisdiction applicable to any of the Parties hereto, and shall include all applicable statutes, enactments, acts of legislature, laws, ordinances, rules, regulations, notifications, guidelines, policies, directions, directives and orders of any statutory authority, tribunal, board, or court having competent jurisdiction, or any applicable Governmental Authority, including if and where applicable, any of the foregoing:

(a)

U.S. Food, Drug and Cosmetic Act, (21 U.S.C. §301 et seq.) (“FFDCA”), Prescription Drug Marketing Act, the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335a et seq.), U.S. Patent Act (35 U.S.C. §1 et seq.), Federal Civil False Claims Act (31 U.S.C. §3729 et seq.), and the Anti-Kickback Statute (42 U.S.C. §1320a-7b et seq.);

(b)

laws or regulations that govern human subjects research, patient consent or authorization, privacy or use of information, and the like, including HIPAA as amended by the Health Information Technology for Economic and Clinical Health (“HITECH”) Act and the US Physician Payment Sunshine Act;

(c)	Good Manufacturing Practices, Good Clinical Practices, Good Laboratory Practices, ICH-GCP guidelines; and

(d)

applicable requirements and official guidance of any relevant Regulatory Authority, together with any rules, regulations, and compliance guidance promulgated under any of the foregoing, as well as foreign (i.e., non-U.S.) equivalents of any of the foregoing, in each case as may be amended and as may be in effect from time to time and applicable to conduct under this Agreement.

2.10 “BLA” means a Biologics License Application as described in 21 C.F.R. §601.2, or an equivalent application in any applicable foreign jurisdiction in the Licensed Territory, including, with respect to the European Union, a marketing authorization application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition procedure or any other national approval.

2.11 “Board” has the meaning in the preamble to this Agreement.

2.12 “Business Day” means any day other than Saturday, Sunday, or any other day on which (a) commercial banks located in Germany or the United States, or (b) the offices of Texas state agencies, are authorized or obligated by Applicable Law to close.

2.13 “Calendar Quarter” means respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter of the Term shall end on the effective date of the expiration or termination of this Agreement.

2.14 “Calendar Year” means the period of twelve (12) consecutive calendar months beginning on January 1 and ending on (and including) December 31; provided, however, that (a) the first Calendar Year of the Term will begin on the Effective Date and end on December 31 of the calendar year within which the Effective Date falls, and (b) the last Calendar Year of the Term will end on the effective date of the expiration or termination of this Agreement.

2.15 “CAR” means a chimeric antigen receptor.

2.16 “CAR-NK” means a Modified Natural Killer Cell comprising the expression of a CAR directing antigenic specificity to any target.

2.17 “CBNKs” means Natural Killer Cells in, or derived from, Cord Blood.

2.18 “Clinical Period” means the clinical development period to conduct the AFM13-CBNK Phase I Clinical Trial.

2.19 “Clinical Period Final Report” means the report provided by MD Anderson of all data and results generated in the conduct of the AFM13-CBNK Phase I Clinical Trial.

2.20 “Commercialization” means any and all activities directed to the marketing, promotion, distribution, offering for sale, sale, having sold, importing, having imported, exporting, having exported, or other commercialization of a pharmaceutical or biologic product, but excluding activities directed to Manufacturing or Development. “Commercialize,” “Commercializing,” and “Commercialized” will be construed accordingly.

2.21 “Commercially Reasonable Efforts” means the use of efforts and resources consistent with those efforts and resources normally used by a biopharmaceutical company of similar size and stage to Licensee for the Exploitation of products that are of similar market potential and at a similar stage in its Development or product life as a Product, taking into account: (a) reasonably anticipated worldwide commercial market for the product (taking into consideration all indications for which the product is reasonably expected to be useful in treating or preventing); (b) reasonably expected market exclusivity (including patent coverage and regulatory exclusivity); (c) issues of safety, efficacy, product profile, and expected and actual approved labeling; and (d) other relevant technical, legal, scientific or medical factors.

2.22 “Confidential Information” means, subject to Article X, all non-public or proprietary information disclosed by a Party to the other Party under this Agreement, which may include ideas, inventions, discoveries, concepts, information about compounds, compositions and formulations, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, inventories, machines, techniques, development, designs, drawings, computer programs, skill, experience, documents, apparatus, results, clinical and regulatory strategies, Regulatory Documentation, information and submissions pertaining to, or made in association with, filings with any Governmental Authority, data, including pharmacological, toxicological and clinical data, analytical and quality control data, manufacturing data and descriptions, specification, patent and legal data, market data, financial data or descriptions, or information about devices, assays, chemical formulations, materials, product samples and other samples, physical, chemical and biological materials and compounds, and the like, without regard as to whether any of the foregoing is patentable or not, or marked “confidential” or “proprietary,” whether disclosed in oral, written, graphic, or electronic form.

2.23 “Contract Research Organization” means an organization that provides research, support, or manufacturing services to the pharmaceutical and/or biotechnology industries, provided that such organization has entered into a written agreement with Licensee in which the organization: (a) is granted no right to Sell or distribute Products; (b) does not make a payment, or otherwise provide consideration, to Licensee for the rights granted in such agreement; and (c) has agreed to be bound by all of Licensee’s duties and obligations (or substantially similar duties and obligations) under this Agreement (excluding payment obligations under Article IV hereof) relating to the use and protection of Licensed Subject Matter and MD Anderson’s Confidential Information.

2.24 “Cord Blood” means umbilical cord blood.

2.25 “Cord Blood Bank” means MD Anderson’s Cord Blood bank facility that collects Cord Blood from various sites, and tests and stores such Cord Blood.

2.26 “Cover”, “Covering” or “Covered” means, with respect to a product, technology, process or method and the relevant Patent Rights, that, in the absence of ownership of or a license granted under such Patent Rights, the practice or Exploitation of such product, technology, process or method (when practiced by one or more people and/or entities acting either alone, independently with others or in concert with others) would infringe a Valid Claim of such Patent Rights (or, in the case of a Valid Claim that has not yet issued, would infringe a Valid Claim of such Patent Rights if it were to issue).

2.27 “Cumulative Net Sales” means, with respect to a product or service, the aggregate amount of all Net Sales during the Term. For the avoidance of doubt, Cumulative Net Sales is not calculated based on annual Net Sales but is the aggregate of all Net Sales made at any time during the Term.

2.28 “Development” means all internal and external research, development, and regulatory activities related to pharmaceutical or biologic products, including: (a) research, toxicology testing and studies, non-clinical and preclinical testing, studies, and other activities, and clinical trials; and (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct clinical trials and to obtain, support, or maintain Regulatory Approval of a pharmaceutical or biologic product and interacting with Regulatory Authorities following receipt of Regulatory Approval in the applicable country or region for such pharmaceutical or biologic product regarding the foregoing, but excluding activities directed to Manufacturing or Commercialization. Development will include development and regulatory activities for additional forms, formulations, or indications for a pharmaceutical or biologic product after receipt of Regulatory Approval of such product (including label expansion), including clinical trials initiated following receipt of Regulatory Approval or mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval (such as post-marketing studies). “Develop,” “Developing,” and “Developed” will be construed accordingly.

2.29 “Disclosing Party” has the meaning set forth in Section 10.1.

2.30 “Effective Date” means the date that this Agreement is fully executed by all Parties.

2.31 “EMA” means the European Medicines Agency, or any successor entity thereto.

2.32 “Exploit” means to make, have made, import, export, distribute, use, have used, sell, have sold, or offer for sale, including to research, Develop, Manufacture, Commercialize, register, modify, enhance, improve or otherwise dispose of. “Exploitation” will be construed accordingly.

2.33 “FDA” means the United States Food & Drug Administration, or any successor entity thereto.

2.34 “First Commercial Sale” means, on a country-by-country basis, the first Sale under this Agreement by Licensee or its Sublicensees to an end user or prescriber for use, consumption or resale of the Product in a country in the Licensed Territory where Regulatory Approval of the Product has been obtained and where the Sale results in a Net Sale. Sale of a Product under this Agreement by Licensee to its Sublicensee of Licensee shall not constitute a First Commercial Sale unless such Sublicensee is the end user of such Product and such sale results in a Net Sale. Transfer or sale of a Product to a Royalty-Free Practitioner shall not constitute a First Commercial Sale.

2.35 “GAAP” means United States generally accepted accounting principles.

2.36 “Good Clinical Practices” or “GCP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines adopted by the International Conference on Harmonization (“ICH”), titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” (or any successor document) including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Licensed Territory, as they may be updated from time to time.

2.37 “Good Laboratory Practices” or “GLP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in 21 C.F.R. Part 58 (or any successor statute or regulation), including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable guidelines promulgated under the ICH.

2.38 “Good Manufacturing Practices” or “GMP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the U.S. Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable Applicable Law related to the manufacture and testing of pharmaceutical materials in jurisdictions outside the U.S., including the quality guideline promulgated by the International Council for Harmonization of Technical Requirements for Pharmaceuticals for Human Use (ICH) designated ICH Q7A, titled “Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients” and the regulations promulgated thereunder, in each case as they may be updated from time to time.

2.39 “Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, instrumentality, agency, bureau, branch, office, commission, council, court or other tribunal), including, without limitation, the government of the United States (“U.S. Government”).

2.40 “HIPAA” means the U.S. Health Insurance Portability and Accountability Act of 1996, as amended from time to time, together with any rules, regulations, and compliance guidance promulgated thereunder, as well as foreign equivalents.

2.41 “IFRS” means the International Financial Reporting Standards, as promulgated by the International Standards Accounting Board.

2.42 “Improvement” means Board’s rights in any improvement to the inventions of Licensed Subject Matter that:

(a)	[*****];

(b)	[*****];

(c)	[*****];

(d)	[*****];

(e)	[*****];

(f)	[*****]

(g)	[*****].

2.43 “Improvement Term” means the period beginning on the Effective Date and ending [*****] of the Effective Date; provided, however, that if this Agreement terminates earlier than the foregoing date, then the Improvement Term shall terminate on the effective date of termination of this Agreement.

2.44 “IND” means (a) an Investigational New Drug application as defined in the FFDCA (21 U.S.C. §301 et seq.); (b) a clinical trial authorization application for a product filed with a Regulatory Authority in any other regulatory jurisdiction outside the U.S., the filing of which (in the case of (a) or (b)) is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction; or (c) documentation issued by a Regulatory Authority that permits the conduct of clinical testing of a product in humans in such jurisdiction.

2.45 “Indemnified Parties” has the meaning set forth in Section 8.1.

2.46 “Initiation” means, for purposes of the Milestone Payments owed under Section 4.1, the dosing of the first patient with a Product or placebo pursuant to the clinical protocol for the specified clinical trial.

2.47 “Joint Coordination Committee” or “JCC” has the meaning set forth in Section 3.8.

2.48 “Joint Invention” means any invention that is jointly invented by inventors from MDACC and Affimed as a direct result of the performance of the activities governed by this Agreement.

2.49 “Joint Patent Right” means any patent application or patent for a Joint Invention.

2.50 “Liabilities” has the meaning set forth in Section 8.1.

2.51 “Licensed Field” means the Development, Manufacture, Commercialization or other Exploitation of Products for human therapeutics only. [*****]

2.52 “Licensed Subject Matter” means (a) Patent Rights, (b) Technology Rights, and/or (c) inventions and/or discoveries covered by Patent Rights and/or Technology Rights. Licensed Subject Matter shall also include Improvements if Licensee exercises its right to have Improvements included within Licensed Subject Matter pursuant to Section 3.5. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement, [*****].

2.53 “Licensed Territory” means worldwide.

2.54 “Manufacture” means activities directed to manufacturing, processing, formulating, packaging, labeling, filling, finishing, assembly, quality assurance, quality control, testing, release, shipping, or storage of any pharmaceutical or biologic product (or any components or process steps involving any product or any companion diagnostic), placebo, or comparator agent, as the case may be, including process development, qualification, validation, scale-up, pre-clinical, clinical, and commercial manufacture and analytic development, product characterization, and stability testing, but excluding activities directed to Development or Commercialization. “Manufacturing” will be construed accordingly.

2.55 “Materials” has the meaning set forth in Section 3.10.

2.56 “MD Anderson” has the meaning set forth in the preamble to this Agreement.

2.57 “MDA Cryopreservation Procedure” [*****].

2.58 “Milestone Event” means a Development Milestone Event referenced in Table 4.1(d)(i) and/or a Sales Based Milestone Event referenced in Table 4.1(d)(ii).

2.59 “Milestone Payment” has the meaning set forth in Section 4.1(d).

2.60 “Modified Natural Killer Cell” means a Natural Killer Cell that [*****].

2.61 “Natural Killer Cell(s)” or “NK Cell(s)” means an innate lymphocyte that: (a) displays rapid effector responses on encounter with an infected, allogeneic, or transformed cell; (b) does not express a TCR; and (c) recognizes target cells through a balance of signals from activating receptors, which recognize stress-induced ligands, and inhibitory receptors, which predominantly engage MHC class I molecules. [*****].

2.62 “Natural Killer T Cells” or “NKT” means a cell population characterized by expression of a T cell receptor that: (a) recognizes glycolipid antigens presented by the CD 1d molecule, and is unable to recognize any specific peptide antigens presented by major histocompatibility complex antigens; or (b) (i) in the case of NKT-like MAIT cells, recognizes metabolites of vitamin B2 or vitamin B9 presented by the MRI molecule, and (ii) is unable to recognize any specific peptide antigens presented by major histocompatibility complex antigens. For the avoidance of doubt, “Natural Killer T Cells” and “NKTs” do not include T Cells and do not include Natural Killer Cells.

2.63 “Net Sales” means the gross amounts received by Licensee or its Sublicensees from a Sale less the following deductions for a respective Product, to the extent reasonable and customary, actually granted or allowed with respect to such Sales:

(a)	[*****];

(b)	[*****];

(c)	[*****];

(d)	[*****];

(e)	[*****];

all as recorded by Licensee or its Sublicensees in their official books and records in accordance with applicable GAAP or IFRS and consistent with their financial statements and/or, if applicable, regulatory filings with the SEC or, if Licensee does not make regulatory filings with the SEC, regulatory filings with the equivalent applicable regulatory agency in the appropriate national jurisdiction.

For the avoidance of doubt:

i.	[*****].

ii.	[*****].

iii.	[*****].

iv.	[*****].

v.	[*****].

vi.	[*****].

vii.

For all purposes under this Agreement, Net Sales shall be accounted for in accordance with standard accounting practices in the relevant country in the Licensed Territory, but in any event in accordance with IFRS or GAAP, as consistently applied in such country in the Licensed Territory.

2.64 “Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

2.65 “Patent Expenses” means out-of-pocket expenses incurred by MD Anderson in preparing (including conducting prior art searches, if any), filing, prosecuting (including any type of post-grant or post-issuance proceedings), defending, enforcing and maintaining patent applications and patents under Patent Rights.

2.66 “Patent Rights” means the Board’s rights in:

(a)	the patents and patent applications listed in Exhibit I to this Agreement and/or that Cover Joint Patent Rights;

(b)

all non-provisional patent applications that claim priority to any of the provisional applications listed in Exhibit I provided that the claims of such non-provisional applications are entitled to claim priority to such provisional applications;

(c)

all divisionals, continuations and continuations-in-part of the non-provisional patent applications identified in (a) and (b), above provided that the claims of such continuations-in-part are entitled to claim priority to at least one of the patent applications identified in (a) or (b), above;

(d)	all reissues, reexaminations, extensions, and foreign counterparts of any of the patents or patent applications identified in (a), (b) or (c), above; and

(e)	inventor’s certificates, utility models, petty patents, innovation patents and design patents;

(f)

other forms of government-issued rights comparable in scope to any of the foregoing, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing; and

(g)	any patents that issue with respect to any of the patent applications listed in (a) through (f) above.

2.67 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other similar entity or organization, including a government or political subdivision, department or agency of a government.

2.68 “Phase I Clinical Trial” means: (a) that portion of the FDA submission and approval process which provides for the first introduction into humans of a product with the purpose of determining human toxicity, metabolism, absorption, elimination and other pharmacological action, as more fully defined by the rules and regulations of the FDA, including 21 C.F.R. § 312.21(a) or any future revisions or substitutes therefor; or (b) a similar clinical trial in any national jurisdiction other than the United States. For the avoidance of doubt, the emphasis of a Phase I Clinical Trial is on the safety and tolerability of a product and is used to plan patient dosing in a Phase II Clinical Trial.

2.69 “Phase II Clinical Trial” means: (a) that portion of the FDA submission and approval process which provides for early controlled clinical studies conducted to obtain preliminary data on the effectiveness of a product for a particular indication, as more specifically defined by the rules and regulations of the FDA, including 21 C.F.R. § 312.21(b) or any future revisions or substitutes therefor; or (b) any clinical trial that obtains data regarding the efficacy of a product, including without limitation Phase Ib clinical trial of a product, a clinical trial of a product consisting of a cohort expansion, or a combined Phase Ib/II clinical trial of a product; or (c) a clinical trial similar to the foregoing (a) or (b) in any jurisdiction other than the United States. For the avoidance of doubt, when the safety and tolerability of a product has been established through the conduct of a Phase I Clinical Trial, the next clinical trial of a product will be a Phase II Clinical Trial, unless a Phase I Clinical Trial must be repeated as required by the applicable Regulatory Authority to establish the safety and tolerability of product.

2.70 “Phase III Clinical Trial” means: (a) expanded clinical trials that are conducted to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of a product for that portion of the FDA submission and approval process defined by the rules and regulations of the FDA pursuant to 21 C.F.R. § 312.21(c) or any future revisions or substitutes therefor; or (b) a similar clinical trial in any national jurisdiction other than the United States.

2.71 “PHI” or “Protected Health Information” means individually identifiable health information as defined under HIPAA, regardless of the form in which is it maintained or transmitted.

2.72 “Product(s)” means any material, composition, product or service comprising, using, made or processed in whole or in part using, or derived from, any Licensed Subject Matter, or any portion of Licensed Subject Matter, used in combination, or in conjunction, with an Affimed Engager. [*****].

2.73 “Receiving Party” has the meaning set forth in Section 10.1.

2.74 “Regulatory Approval” means, with respect to a country or extranational territory, any and all approvals (including BLAs) required by the applicable Regulatory Authority to begin marketing and/or selling a Product in such country or territory, including pricing and reimbursement approval.

2.75 “Regulatory Authority” means any federal, national, multinational, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental or quasi-governmental entity with authority over the testing, Manufacture, use, storage, import, promotion, marketing, pricing and reimbursement approval, or sale of a Product in a country or territory, including the FDA, EMA and any corresponding national or regional regulatory authorities.

2.76 “Regulatory Documentation” means all (a) applications (including all INDs and Regulatory Approval applications), registrations, licenses, authorizations and approvals (including Regulatory Approvals); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all adverse event files and complaint files; and (c) clinical and other data contained or relied upon in any of the foregoing; in each case ((a), (b) and (c)) relating to a Product.

2.77 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a Product in a country or jurisdiction in the Licensed Territory, other than Patent Rights, including rights conferred in the U.S. under Section 351(k) of the Public Health Service Act (42 U.S.C. 262(k)), the Orphan Drug Act (21 U.S.C. 360bb(a)(2)(A)), or the FDA Modernization Act of 1997 (21 U.S.C. 355a(b)), or rights similar thereto outside the U.S., including in the European Union, European Commission Directive 2001/83/EC and Regulation (EC) No. 1901/2006, as amended.

2.78 “Royalties” has the meaning set forth in Section 4.1(c). “Royalty” will be construed accordingly.

2.79 “Royalty Term” means, on a country-by-country or jurisdiction-by-jurisdiction and Product-by-Product basis, the period commencing on the First Commercial Sale of such Product and continuing until the later of: (a) the date of expiration of the last-to-expire Valid Claim within the Patent Rights that Cover all or a portion of such Product, or any method or process of manufacturing or using such Product, in such country or jurisdiction; or (b) fifteen (15) years from First Commercial Sale of such Product in such country or jurisdiction.

2.80 “Royalty-Free Practitioner” means MD Anderson and the inventors/creators of the Licensed Subject Matter at MD Anderson, [*****], and any partner or associate who practices medicine with one or more of such inventors/creators, but with respect to such partner or associate, only for such time as he/she is engaged in a bona fide medical practice with one or more of such inventors/creators.

2.81 “Sale”, “Sell”, or “Sold” means the transfer or disposition of a Product for value; provided, however, that a transfer or disposition of a Product for value shall not be included in Sales if (a) the transfer is to Licensee or a Sublicensee that does not acquire such Product for end use, or (b) the transfer is to a Royalty Free Practitioner.

2.82 “SEC” means the United States Securities and Exchange Commission.

2.83 “Senior Executives Discussions” has the meaning set forth in Section 14.10.

2.84 “Sublicense Agreement” means any agreement or arrangement pursuant to which Licensee (or a Sublicensee) grants to any Third Party any of the license rights granted to Licensee under Section 3.1 of this Agreement; provided, however, that a Sublicense Agreement does not include: [*****].

2.85 “Sublicensee” means any Person (other than Licensee) to whom an express sublicense has been granted pursuant to a Sublicense Agreement. [*****].

2.86 “Sublicensing Consideration” means all consideration received by Licensee from any Sublicensee, including (a) [*****]; provided, however, that Sublicensing Consideration shall not include funds paid by a Sublicensee for future research to be performed by Licensee if (i) the respective Sublicense Agreement expressly states that such funds are for research to be performed by or on behalf of Licensee after the actual date of signatory execution of the Sublicense Agreement; and (ii) Licensee or its designee does in fact perform such research after execution of, and in accordance with, the Sublicense Agreement. For the avoidance of doubt, Licensee shall not deduct from Sublicensing Consideration any of the following:

(x)	[*****];

(y)	[*****]

(z)	[*****].

2.87 “Tax” means any form of tax or taxation, levy, duty, charge, social security charge, contribution or withholding of whatever nature (including any fine, penalty, surcharge or interest related to any tax owed by Licensor) imposed by, or payable to, any government, state or municipality, or any local, state, federal or other fiscal, revenue, customs, or excise authority, body or official in the Licensed Territory.

2.88 “TCR” means a T-cell receptor.

2.89 “Technology Rights” means Board’s rights in technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, designs, drawings or data created at MD Anderson before the Effective Date by the inventor(s) listed in Exhibit I while employed at MD Anderson and within the Licensed Field, which are not covered by a Valid Claim under Patent Rights but which are necessary for practicing inventions claimed in patents and/or patent applications listed in the definition of Patent Rights.

2.90 “Term” has the meaning set forth in Section 12.1.

2.91 “Third Party” means any Person other than Board, MD Anderson, or Licensee.

2.92 “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

2.93 “U.S. Government” has the meaning set forth in Section 2.36.

2.94 “UTRF” means the University of Tennessee Research Foundation.

2.95 “UTRF License” means [*****].

2.96 “UTRF Modified Material” means [*****].

2.97 “Valid Claim” means: (a) a claim of any issued patent under Patent Rights that has not (i) expired, irretrievably lapsed or been abandoned, revoked, dedicated to the public or disclaimed, or (ii) been found by final judgment to be unpatentable, invalid or unenforceable by a court, national or regional patent office or other appropriate body that has competent jurisdiction in the subject country, from which decision no appeal is taken or can be taken; or (b) a claim of any pending application under Patent Rights that (i) is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing, and (ii) has not been admitted to be invalid or unenforceable through reissue, reexamination or disclaimer.

III. License

3.1 License Grant. Board, through MD Anderson, hereby grants to Licensee a royalty-bearing, exclusive, sublicensable (as set forth in Section 3.3) through multiple tiers, license under Patent Rights and Technology Rights in the Licensed Field within the Licensed Territory. This grant is subject to Sections 13.2, 13.3, and 13.4 hereinbelow, the payment by Licensee to MD Anderson of all consideration as provided herein, the timely payment of all amounts due under any related sponsored research agreement between MD Anderson and Licensee in effect during this Agreement, and is further subject to the following rights retained by Board and MD Anderson to:

(a)	Publish the general scientific findings from research related to Licensed Subject Matter; and

(b)

Use Licensed Subject Matter for patient care, research not infringing the Licensed Field and the terms of this Agreement, teaching, and other academically-related purposes, and for fulfillment of any obligations under the AFM13-CBNK Phase I Clinical Trial; and

(c)	Transfer Licensed Subject Matter to academic or research institutions for non-commercial research use.

[*****].

3.2 License Scope Restrictions. The license granted in Section 3.1 is subject to the following:

(a)	[*****].

(b)	[*****].

(c)	[*****].

(d)	[*****].

(e)	[*****].

(f)	Nothing in this Agreement shall restrict the activities of MD Anderson, Board, or System to the extent such activities may be conducted by any Third Party under 35 U.S.C. §271(e)(1).

3.3 Sublicenses. Licensee has the right to grant Sublicense Agreements under the Licensed Subject Matter consistent with the terms of this Agreement, as part of good faith, arms-length transactions, subject to the following:

(a)

A Sublicense Agreement shall not exceed the scope and rights granted to Licensee hereunder. Sublicensee must agree in writing to be bound by terms and conditions consistent with this Agreement and shall agree that Board and MD Anderson are third party beneficiaries of the Sublicense Agreement. In the event of termination of this Agreement, continued sublicense rights shall be governed by Section 3.4. Licensee may grant a Sublicensee the right to grant further sub-Sublicense Agreements (i.e., multiple tiers) consistent with this Agreement, in which case such sub-Sublicense Agreements shall be treated as “Sublicense Agreements” and such sub-Sublicensees shall be treated as “Sublicensees” for purposes of this Agreement.

(b)

Licensee shall deliver to MD Anderson a complete and accurate copy of each Sublicense Agreement granted by Licensee, or Sublicensee, and any modification or termination thereof, within thirty (30) Business Days following the applicable execution, modification, or termination of such Sublicense Agreement. If the Sublicense Agreement is not in English, Licensee shall provide MD Anderson an accurate English translation in addition to a copy of the original agreement. Licensee may redact confidential, non-financial information from the copy of a Sublicense Agreement delivered to MD Anderson. Licensee shall not redact financial information from such Sublicense Agreement delivered to MD Anderson.

(c)

Notwithstanding any such Sublicense Agreement, Licensee will remain primarily liable to Board and MD Anderson for all of the Licensee’s duties and obligations contained in this Agreement, including without limitation the payment of Royalties due under Section 4.1(c), whether or not paid to Licensee by a Sublicensee. Any act or omission of a Sublicensee that would be a breach of this Agreement if performed by Licensee will be deemed to be a breach by Licensee. Each Sublicense Agreement will contain a right of termination by Licensee in the event that the Sublicensee breaches the payment or reporting obligations affecting Board and/or MD Anderson or any other terms and conditions of the Sublicense Agreement that would constitute a breach of this Agreement if such acts were performed by Licensee.

3.4 Sublicense Termination. All rights and licenses of each Sublicensee shall terminate upon termination of this Agreement; provided, however, that MD Anderson agrees to negotiate in good faith with each existing Sublicensee that (a) is in good standing under the respective Sublicense Agreement as of the date of termination of this Agreement, and (b) provides written notice to MD Anderson within [*****] after termination of this Agreement stating that such Sublicensee desires to enter into negotiations for an agreement with MD Anderson granting rights under Licensed Subject Matter. MD Anderson shall negotiate in good faith in accordance with this Section 3.4 but shall have no obligation to enter into an agreement with any Sublicensee.

3.5 Improvements. MD Anderson shall promptly disclose each Improvement (if any) to Licensee. Licensee shall have [*****] from such disclosure to notify MD Anderson that Licensee desires to have the disclosed Improvement added as Licensed Subject Matter pursuant to this Agreement, at which time the Improvement shall be deemed to be included in Licensed Subject Matter and the Parties agree to amend this Agreement to add such Improvement as Licensed Subject Matter with no additional upfront consideration due from Licensee; [*****].

3.6 Joint Invention/Joint Patent Rights. Each Party shall promptly notify the other Party of any Joint Invention. Board, on behalf of MD Anderson, and Licensee shall each own an undivided joint ownership interest in all Joint Inventions and Joint Patent Rights. Board’s rights in Joint Patent Rights shall be deemed to be included within Patent Rights and Licensed Subject Matter and licensed to Licensee in accordance with this Agreement. [*****].

3.7 Diligence. Licensee shall use Commercially Reasonable Efforts to diligently make Products commercially available. Without limiting the foregoing, Licensee shall use Commercially Reasonable Efforts to maintain a bona fide, funded, ongoing and active research, Development, Manufacturing, regulatory, marketing or sales program to make Products commercially available to the public as soon as commercially practicable.

3.8 Joint Coordination Committee. The Parties shall form a Joint Coordination Committee (JCC) promptly after the Effective Date which shall be in force and effect until completion of the Clinical Period Final Report. The JCC will replace the JSC as defined in the SDCA, however the JCC will still be responsible for the remaining tasks of the JSC, in particular the oversight and support of the Clinical Period until the delivery of the Clinical Period Final Report. [*****]. The responsibilities of the JCC shall include only: (i) coordinating and supporting the technology transfer activities set forth under this Agreement; (ii) monitoring progress of the Clinical Period and the technology transfer; (iii) discussing and approval of any amendments to the Clinical Study Protocol, if any; (iv) coordinating resolution of problems arising during the Clinical Period and the technology transfer as a whole; and (v) discussing and approving substantive changes to any project during the Clinical Period. The JCC shall have a formal conference call during each Calendar Quarter, with one meeting per year (at a minimum) in person, but may also have informal or ad hoc communications as needed with realistic limitations on time. [*****]. MD Anderson and/or Licensee may replace any or all of its respective JCC members at any time and in its sole discretion. For coordination purposes, the JCC may prepare a more detailed description of all materials, documentation, and information to be provided in accordance with this Agreement, together with contemplated activities to be undertaken and a proposed timeline and completion date for all such activities. Any formal conference call or meeting shall have an agenda which will be distributed at least [*****] prior to the meeting and minutes which will be written alternately and forwarded to the other Party [*****] after the JCC call/meeting and finally agreed by the Parties after further [*****]. If the JCC is unable to reach a consensus with respect to a decision within its purview (to avoid doubt, general contractual disputes and disputes as to any decisions reserved to a Party shall not be deemed to be within the JCC’s authority), then the dispute resolution provisions of Section 14.10 shall apply; provided, however, that disputes of the JCC not resolved by the Senior Executives Discussions under Section 14.10, shall not be justiciable and shall not be litigated. [*****]. Upon delivery to Affimed of the Clinical Period Final Report for the AFM13-CBNK Phase I Clinical Trial, the JCC and any responsibilities thereof will be terminated.

3.9 Supply of Cord Blood. Subject to the terms of this Agreement and as further described below, for use in Licensee’s Development, Manufacture, and Commercialization of the Products, MD Anderson, through the Cord Blood Bank, shall, to the extent that Cord Blood is available from the Cord Blood Bank, supply to Licensee mutually agreed upon quantities of Cord Blood that have been collected, tested, stored, and transferred in compliance with GMPs, all Applicable Laws, the informed consent of the donor, agreements between MD Anderson and Cord Blood donor sites, and any other specifications agreed upon by the Parties. In addition to the Cord Blood, MD Anderson shall provide Licensee with relevant information about the Cord Blood and the donor as authorized by the donor’s informed consent [*****], that is mutually agreed upon by the Parties, and that is reasonably needed by Licensee for use in Products (such as HLA-typing). [*****]. MD Anderson shall invoice Licensee for such costs, and the invoiced amount shall be due and payable [*****] after receipt of invoice. The Parties shall negotiate in good faith any reasonable additional terms pertaining to supply of Cord Blood units within a reasonable time prior to the Commercialization of the first Product.

3.10 Materials. MD Anderson agrees that after the Effective Date, and as coordinated by the JCC, MD Anderson shall provide to Licensee or Licensee’s designee, the following materials (the “Materials”) solely for use in Licensee’s Development, Manufacture, and Commercialization of Products: [*****].

3.11 Technical Deliverables. MD Anderson agrees that after the Effective Date but not later than data lock of the AFM13-CBNK Phase I Clinical Trial, MD Anderson shall provide to Licensee relevant protocols, procedures, and/or processes for manufacturing CBNKs in furtherance of this Agreement. [*****]. If requested by Licensee, MD Anderson will provide such information to Licensee’s Contract Research Organization. The details of such deliverables shall be coordinated by the JCC. Such deliverables shall be provided by MD Anderson at no additional cost (subject to Section 3.14) and solely for use in Licensee’s Development, Manufacture, and Commercialization of Products. [*****], provided, however, that notwithstanding anything to the contrary set forth in this Agreement, MD Anderson shall not be required to disclose to Licensee the MDA Cryopreservation Procedure or information related thereto unless and until the MDA Cryopreservation Procedure and related information is the subject of a published patent application filed by MD Anderson; [*****].

3.12 Use of Cord Blood, Materials, and Technical Documentation. Licensee shall use any Cord Blood, Materials, and Technical Documentation supplied under this Agreement by MD Anderson: (a) with prudence and appropriate caution in any experimental work because not all of their characteristics may be known; (b) only in furtherance of the activities conducted in accordance with the license granted to Licensee under this Agreement; (c) without transfer to, or for the benefit of, any Third Party (other than Sublicensees or Contract Research Organizations engaged by Licensee or a Sublicensee in accordance with the terms of this Agreement); and (d) in compliance with Applicable Law.

3.13 Manufacture of Products. [*****]. The Parties may, in their discretion, enter into a separate agreement that addresses services for the Manufacture of Products. MD Anderson represents that MD Anderson has expertise in processes for the expansion of CBNKs that are suitable for use in certain clinical applications.

3.14 Tech Transfer and Consultation. During the Term, MD Anderson shall provide reasonable consultation to Licensee regarding the Development, Manufacture, and Commercialization of the Products. [*****], provided that with respect thereto: (a) [*****], Licensee shall pay MD Anderson such excess amounts within [*****] of an invoice for the excess amounts. Notwithstanding anything to the contrary in this Agreement, in no event shall MD Anderson be required to provide more than [*****] of consultation.

3.15 SDCA. The Parties agree and acknowledge that:

(a)

All Collaboration activities under the SDCA (as defined or contemplated in the SDCA) are complete with the exception of the Study Order dated November 7, 2019 for the AFM13-CBNK Phase I Clinical Trial during the Clinical Period and MD Anderson shall have no obligation to conduct any further pre-clinical research under the SDCA or otherwise.

(b)

This Agreement is in full and final satisfaction of, and supersedes, all obligations of either Party to enter into a license agreement as contemplated in the provisions of Article 4 of the SDCA, it being understood that the Parties have decided to expand the scope of the license to include Affimed Engagers in addition to AFM13 and to enter into this Agreement with terms that differ set forth in Article 4 or Exhibit C of the SDCA.

(c)	[*****].

3.16 [*****].

IV. Consideration, Payments and Reports

4.1 Payments. In consideration of rights granted by Board to Licensee under this Agreement, Licensee agrees to pay MD Anderson each of the following:

(a)	Patent Expenses. [*****].

(b)

Upfront License Fee. [*****]. This fee will not reduce the amount of any other payment provided for in this Article IV, and is due and payable within thirty (30) calendar days after the Effective Date. The obligation to timely pay the license upfront fee is not subject to any cure period.

(c)

Running Royalties. On a Product-by-Product basis, for each Product sold in any country or jurisdiction in the Licensed Territory during the respective Royalty Term for such Product in such country or jurisdiction, the running royalties set forth in Table 4.1(c) based on Net Sales of such Product sold by Licensee and/or its Sublicensees, in each Calendar Year (“Royalties”):

[*****]

Notwithstanding the foregoing, with respect to any Product sold in a country or other jurisdiction for which (i) there is no Valid Claim within the Patent Rights that Covers all or a portion of such Product, or any method or process of manufacturing or using such Product in such country or jurisdiction, and (ii) no Regulatory Exclusivity applies for such Product in such country or jurisdiction, then the Royalties otherwise payable to MD Anderson with respect to such Product in such country or other jurisdiction for the remainder of an applicable Royalty Term shall be reduced by [*****]. Except for the foregoing, in no event shall the Royalties owed to MD Anderson be reduced for any other reason, such as, for example, (i) any amounts paid to Third Parties by Licensee or Sublicensees; (ii) the sale of a Product in combination with components, compositions, or services that are not Products; or (iii) any other reduction of the above royalty rates.

(d)

Milestone Payments. The following Milestone Payments for Development Milestone Events in Table 4.1(d)(i) and Sales Based Milestone Events in Table 4.1(d)(ii), regardless of whether the respective Development Milestone Event and/or Sales Based Milestone Events is achieved by Licensee or by its Sublicensee:

[*****]

Licensee shall notify MD Anderson in writing promptly upon the achievement of any of the Milestones Events. Each of the Milestone Payments shall be made, upon invoice, by Licensee to MD Anderson within [*****] after the achievement of the respective Milestone Event and shall not reduce the amount of any other payment provided for in this Article IV.

[*****].

(e)	Sublicense Fee. [*****].

(f)	Sublicense Consideration. Licensee shall pay [*****], such payments being due and payable within [*****] of Licensee’s receipt of any such Sublicense Consideration.

4.2 Payments and Reports. Unless otherwise provided under this Agreement, all payments are payable within [*****] after each Calendar Quarter of each Calendar Year during the Term, at which time Licensee will also deliver to MD Anderson a true and accurate report, giving such particulars of the business conducted by Licensee and its Sublicensees, if any exist, during the preceding Calendar Quarter under this Agreement as necessary for MD Anderson to account for Licensee’s payments hereunder. This report will include pertinent data, including, but not limited to each of the following:

(a)	The accounting methodologies used to account for and calculate the items included in the report and any differences in such accounting methodologies used by Licensee since the previous report.

(b)	A list of Products produced for the respective Calendar Quarter categorized by the technology it relates to under Patent Rights.

(c)	The total quantities of Products produced by the category listed in Section 4.2(b).

(d)	The total Sales by the category listed in Section 4.2(b).

(e)

The calculation of Net Sales by the category listed in Section 4.2(b), with Net Sales segregated on a product-by-product, service-by service, and a country-by-country basis, or an affirmative statement that no Sales were made. The report shall also itemize the gross amount invoiced and any permitted deductions from the gross consideration from a Sale used to arrive at the resulting Net Sales, on a product-by-product, service-by service, and country-by-country basis.

(f)	The Royalties so computed and due MD Anderson by the category listed in Section 4.2(b).

(g)	All fees payable to MD Anderson upon execution of a Sublicense Agreement and all Sublicensing Consideration received from each Sublicensee and payments due MD Anderson.

(h)	The exchange rates used, if any, in determining the amount due or performing any necessary currency conversion.

(i)	[*****].

(j)	All other amounts due to MD Anderson herein.

Simultaneously with the delivery of each such report, Licensee agrees to pay MD Anderson the amount due, if any, for the period of such report. These reports are required even if no payments are due. With respect to sales of Products invoiced in Dollars, the gross invoiced amount, Net Sales and Royalties payable will be expressed in Dollars. With respect to sales of Products invoiced in a currency other than Dollars, the gross invoiced amount, Net Sales and Royalties payable will be expressed in the currency of the invoice issued by Licensee, or Sublicensees, together with the Dollar equivalent of the payment due. For purposes of the calculation of foreign (non-Dollar) currency conversion into Dollars for payment of any amount due under this Agreement, (i) for Royalties, such currency conversion shall be calculated using the average quarter rate of exchange for a given Calendar Quarter published in the Wall Street Journal during the applicable Calendar Quarter, and (ii) for all other payments, such currency conversion shall be calculated using the exchange rate on the date of payment, as published in the Wall Street Journal. As used in this Agreement, any reference to “Dollars” is a reference to United States Dollars.

4.3 Records and Audit. Subject to the legally required retention periods that exceed the three (3) year period set forth below, Licensee agrees to keep complete and accurate records of its, and its Sublicensees’, Sales and Net Sales during the Term and for three (3) years thereafter in sufficient detail to enable the Royalties and other payments due hereunder to be determined. Licensee agrees to permit any Third Party auditors mandated by MD Anderson, at MD Anderson’s expense, to examine Licensee’s books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this Agreement however not more than once a Calendar Year. If any amounts due MD Anderson are determined to have been underpaid in an amount equal to or greater than [*****] of the total amount due during the period so examined, then Licensee will pay the cost of the examination. Licensee shall pay accrued interest [*****] (regardless of whether the deficiency is identified by audit or otherwise), with such interest commencing on the date after the due date.

4.4 Instructions. All amounts payable hereunder by Licensee shall be made in United States Dollar denominated funds, free and clear [*****]. In the event that Licensee pays a Gross Up to MD Anderson, MD Anderson shall reasonably cooperate with Licensee to execute forms required by a governmental, fiscal, or other authority to claim such Gross Up was entitled to a Tax, levy, impost, duty, charge, fee or other withholding exemption. [*****]. Payments shall be by wire transfer or ACH in immediately available funds to the account listed below (or such other account as MD Anderson will from time to time advise Licensee in writing before such payment is due):

[*****].

4.5 Invoice. Unless expressly provided otherwise under the Agreement, amounts shall be due and payable upon delivery of an invoice to Licensee. MD Anderson’s delay in providing an invoice shall not excuse or waive any payment obligation of Licensee, but the deadline for Licensee’s payment shall be extended by the period of such delay. An invoice shall be deemed to be delivered to Licensee if transmitted to Licensee’s address in Section 14.2. Any failure by Licensee to update its billing address shall not excuse timely payment.

4.6 Payment Obligation Structure. The Parties acknowledge and agree that:

(a)

CBNKs using, made or processed in whole or in part using, or derived from, any Licensed Subject Matter, or any portion of Licensed Subject Matter, may potentially be administered with an Affimed Engager in a variety of applications or steps, such as, for example, (i) such CBNKs pre-loaded (combined) with an Affimed Engager before administration to a patient; (ii) such CBNKs pre-loaded (combined) with an Affimed Engager followed by administration of additional Affimed Engager intended to combine in vivo with NK Cells; and/or (iii) such CBNKs administered separate from, but as part of a treatment plan with, an Affimed Engager, and so forth.

(b)

The Parties have structured the payment obligations of Licensee under this Agreement to assure that, for purposes of payment calculations regarding a Product (such as, for example, payments that are based on any Milestone Events or Royalties), the payment obligation takes into account developments, or revenues received, by or on behalf of Licensee (or Sublicensees) for both the CBNKs using, made or processed in whole or in part using, or derived from, any Licensed Subject Matter, or any portion of Licensed Subject Matter, as well as the Affimed Engager combined with, or used in conjunction with as part of a patient treatment plan, such CBNKs. [*****].

(c)	For purposes of calculating Net Sales, Licensee shall include revenues received for all sales [*****].

(d)

If any payment obligation set forth in this Agreement is or becomes prohibited by Applicable Law or inconsistent with insurance or other payor healthcare reimbursement criteria for Products, then the Parties shall confer in good faith to renegotiate the financial terms, [*****].

V. Patents and Inventions

5.1 General. If after consultation with Licensee both Parties agree that a new patent application should be filed for Licensed Subject Matter, MD Anderson will prepare and file appropriate patent applications. MD Anderson will provide Licensee with a copy of any such applications, as well as copies of any documents received or filed during prosecution thereof. The Parties agree that they share a common legal interest to get valid enforceable patents and that Licensee will keep all privileged information received pursuant to this Section 5.1 confidential. Board and MD Anderson shall have control over the filing, prosecution, maintenance, and enforcement of any patents or patent applications under Patent Rights.

5.2 Joint Patent Rights. Patent applications to protect Joint Patent Rights shall be filed in the name of both Parties. The Parties shall mutually agree, on a case-by-case basis, which Party will have the responsibility for handling the filing, prosecution and maintenance of any Joint Patent Rights and the responsibility for the costs of filing, prosecution and maintenance of patents and patent applications for Joint Inventions.

5.3 Affimed Inventions. All inventions invented solely by Affimed under this Agreement shall be the sole property of Affimed. Affimed may file for patent protection in its own name and at its own costs.

5.4 Inventorship. For purposes of this Agreement and all definitions set forth herein, inventorship for inventions first conceived or discovered in the course of and during the performance of activities pursuant to this Agreement shall be determined in accordance with United States patent laws.

VI. Infringement by Third Parties

6.1 General. In the event that either Party becomes aware of a Third Party infringement of any patent exclusively licensed hereunder in the Licensed Field within the Licensed Territory, this Party shall notify the other Party promptly. Thereafter, however not later than within 30 days after the infringement notification, the Parties shall confer in good faith regarding a potential enforcement action against an infringer, including responsibilities and cost sharing.

6.2 Joinder. Notwithstanding anything to the contrary herein, nothing in this Agreement shall obligate The University of Texas System, The Board of Regents of The University of Texas System, MD Anderson, or any other agency of The State of Texas to join, or permit the use of its name or otherwise participate, as a litigant in any litigation or adversarial judicial proceeding.

VII. Patent Marking

7.1 Preservation of Rights. Licensee agrees that all packaging containing individual Product(s), documentation therefor, and, when possible, actual Product(s) sold by Licensee, and/or Sublicensees of Licensee will be appropriately marked with the number of any applicable patent(s) licensed hereunder in accordance with each country’s patent laws, including Title 35, United States Code, to the extent such marking is necessary or required to fully preserve Patent Rights in each such country or the right to recover damages for infringement thereof.

VIII. Indemnification and Insurance

8.1 Indemnity. LICENSEE SHALL HOLD HARMLESS, DEFEND (TO THE EXTENT AUTHORIZED BY THE TEXAS CONSTITUTION AND THE LAWS OF THE STATE OF TEXAS AND SUBJECT TO THE STATUTORY DUTIES OF THE TEXAS ATTORNEY GENERAL), AND INDEMNIFY BOARD, SYSTEM, ITS MEMBER INSTITUTIONS (INCLUDING BUT NOT LIMITED TO MD ANDERSON), AND THEIR RESPECTIVE REGENTS, OFFICERS, EMPLOYEES, STUDENTS AND AGENTS (“INDEMNIFIED PARTIES”) FROM AND AGAINST ANY CLAIMS, LIABILITIES, DAMAGES, CAUSES OF ACTION, SUITS, JUDGMENTS, LIENS, PENALTIES, FINES, LOSSES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND OTHER EXPENSES OF

LITIGATION) (COLLECTIVELY “LIABILITIES”) RESULTING FROM CLAIMS OR DEMANDS BROUGHT BY THIRD PARTIES AGAINST ANY OF THE INDEMNIFIED PARTIES ON ACCOUNT OF ANY INJURY OR DEATH OF PERSONS, DAMAGE TO PROPERTY, OR ANY OTHER DAMAGE OR LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OR PRACTICE BY OR UNDER AUTHORITY OF LICENSEE, ITS AFFILIATES OR THEIR SUBLICENSEES, OR THIRD PARTY WHOLESALERS OR DISTRIBUTORS, OR PHYSICIANS, HOSPITALS OR OTHER HEALTHCARE PROVIDERS WHO PURCHASE A PRODUCT, OF THE RIGHTS GRANTED BY BOARD AND/OR MD ANDERSON UNDER THIS AGREEMENT.

8.2 No Consequential Damages. TO THE EXTENT AUTHORIZED BY THE TEXAS CONSTITUTION AND THE LAWS OF THE STATE OF TEXAS AND SUBJECT TO THE STATUTORY DUTIES OF THE TEXAS ATTORNEY GENERAL, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LIABILITIES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR EXPECTED SAVINGS OR OTHER ECONOMIC LOSSES, OR FOR INJURY TO PERSONS OR PROPERTY) ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ITS SUBJECT MATTER.

8.3 Assumption of Liability. LICENSEE ASSUMES ALL LIABILITY FOR DAMAGES THAT MAY ARISE FROM THE SALE, HANDLING, STORAGE, DISPOSAL OR OTHER USE OF ANY MATERIALS PROVIDED BY MD ANDERSON TO LICENSEE UNDER THIS AGREEMENT. IN NO EVENT SHALL BOARD, SYSTEM OR MD ANDERSON BE LIABLE TO LICENSEE FOR ANY LOSS, CLAIM, DAMAGE OR LIABILITY, OF WHATSOEVER KIND OR NATURE, WHICH MAY ARISE FROM OR IN CONNECTION WITH THIS AGREEMENT OR THE SALE, HANDLING, STORAGE, DISPOSAL OR OTHER USE OF SUCH MATERIALS.

8.4 SCOPE OF INDEMNIFICATION.

LICENSEE’S OBLIGATIONS TO HOLD HARMLESS AND INDEMNIFY THE INDEMNIFIED PARTIES IN SECTION 8.1, THE LIMITATION OF LIABILITY IN SECTION 8.2, AND THE ASSUMPTION OF LIABILITY IN SECTION 8.3 SHALL INCLUDE, BUT ARE NOT LIMITED TO, ANY CLAIM ALLEGING STRICT STATUTORY LIABILITY AND/OR PRODUCT DEFECT LIABILITY THAT ARISES OUT OF, RELATES TO, IS CAUSED IN WHOLE OR IN PART BY, OR RESULTS FROM THE USE OR SALE OF ANY MATERIALS PROVIDED TO LICENSEE BY BOARD OR MD ANDERSON UNDER OR IN CONNECTION WITH THIS AGREEMENT OR PRODUCTS USED OR SOLD BY LICENSEE OR ANY SUBLICENSEE.

8.5 Insurance. Subject to Section 8.5(d) below:

(a)

Beginning at the time when any Licensed Subject Matter or any Product is being distributed for use in humans or for sale or is being sold (including for the purpose of obtaining Regulatory Approvals) by Licensee, or by a Sublicensee, Licensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [*****], and Licensee shall use reasonable efforts to have the Board, System, MD Anderson, their Regents, officers, employees, students and agents named as additional insureds. Such commercial general liability insurance shall provide: (i) product liability coverage; (ii) broad form contractual liability coverage for Licensee’s indemnification under this Agreement; and (iii) coverage for litigation costs. The minimum amounts of insurance coverage required herein shall not be construed to create a limit of Licensee’s liability with respect to its indemnification under this Agreement.

(b)

Licensee shall provide MD Anderson with written evidence of such insurance within [*****] of its procurement. Additionally, Licensee shall provide MD Anderson with written notice of at least [*****] prior to the cancellation, non-renewal or material change in such insurance.

(c)

Licensee shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during: (i) the period that any Licensed Subject Matter or Product developed pursuant to this Agreement is being commercially distributed or sold by Licensee or by a Sublicensee or agent of Licensee; and (ii) the [*****] immediately after such period unless a longer period is otherwise stipulated by Applicable Law.

(d)

In lieu of the insurance policy requirements set forth in Sections 8.5(a)-(c) above, Licensee may maintain a program of self-insurance adequate to fulfill such requirements. Licensee shall, if requested by MD Anderson in writing, promptly provide confirmation and evidence of such self-insurance.

(e)

For the avoidance of doubt, Section 9.4 of the SDCA shall apply to the AFM13-CBNK Phase I Clinical Trial, including with respect to insurance obligations for MD Anderson’s activities under such trial. Any other clinical trial conducted by MD Anderson in conjunction with Licensee shall be subject to a separate clinical trial agreement that sets forth the obligations of the Parties, including obligations with respect to insurance. Each member of The University of Texas System is self-insured pursuant to The University of Texas Professional Medical Liability Benefit Plan under the authority of Chapter 59, Texas Education Code.

IX. Use of Name

9.1 Limits on Use. Licensee will not use the name of (or the name of any employee of) MD Anderson, System or Board in any press release, advertising, promotional or sales literature, on its Web site, or for the purpose of raising capital without the advance written consent of Board secured through:

[*****]

Notwithstanding the above, Licensee may use the name of (or name of any employee of) MD Anderson, System or Board in routine business correspondence, or as needed in appropriate regulatory submissions without written consent.

X. Confidential Information and Publication

10.1 Restrictions on Use and Disclosure. MD Anderson and Licensee each agree that all Confidential Information forwarded to one (the “Receiving Party”) by the other (the “Disclosing Party”):

(a)	is to be received by the Receiving Party in strict confidence;

(b)	shall be used by the Receiving Party only for the purposes of this Agreement; and

(c)	will not be disclosed by the Receiving Party, its agents or employees without the prior written consent of the Disclosing Party;

except that the foregoing shall not apply to the extent that the Receiving Party can establish by competent written proof that such information:

i.	was in the public domain at the time of disclosure by the Disclosing Party to the Receiving Party;

ii.	became part of the public domain through no act or omission of the Receiving Party, its employees, agents, successors, or assigns, after disclosure by the Disclosing Party to the Receiving Party;

iii.	was lawfully disclosed to the Receiving Party by a Third Party having the right to disclose it;

iv.	was already known by the Receiving Party at the time of disclosure by the Disclosing Party to the Receiving Party; or

v.	was independently developed by the Receiving Party without use of the Disclosing Party’s confidential information.

10.2 Standard of Care. Each Receiving Party’s obligation of confidence hereunder will be fulfilled by using at least the same degree of care with the Disclosing Party’s confidential information as it uses to protect its own confidential information, but always at least a reasonable degree of care. This obligation will exist while this Agreement is in force and for a period of three (3) years thereafter.

10.3 Required Disclosure. In the event that the Receiving Party is required to disclose the Disclosing Party’s confidential information under operation of Applicable Law, regulation, or order of a court or governmental administrative body having competent jurisdiction, the Receiving Party shall, to the extent practicable, provide the Disclosing Party reasonable notice of such potential disclosure so that that the Disclosing Party may seek a protective order or other appropriate protection or legal relief to prevent or limit such disclosure. If, in the absence of, or pursuant to the terms of, such protection or legal relief, the Receiving Party is nonetheless required by Applicable Law, regulation, or order of a court or governmental administrative body having competent jurisdiction to disclose any portion of the Disclosing Party’s confidential information, the required disclosure shall be permitted under this Agreement but shall be limited to only that portion of the Disclosing Party’s confidential information for which disclosure is so required. Neither Party may disclose the existence of this Agreement to a Third Party, even under confidentiality, until the Parties agree on such timing of a disclosure; provided, however, that MD Anderson may disclose the existence or terms of this Agreement, in a manner that is deemed necessary by MD Anderson’s legal counsel, to any potential transaction counterparty as part of a due diligence activity or as required by System or Board, in each case on a need to know basis, on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations no less restrictive than those of this Agreement. MD Anderson will notify Licensee promptly of any such disclosure. Furthermore, the Parties will also issue a joint press release regarding this Agreement and shall mutually agree on the timing and content of such press release.

10.4 Publication. MD Anderson reserves the right to publish the general scientific findings from research related to Licensed Subject Matter, with due regard to the protection of Licensee’s confidential information. MD Anderson will submit the manuscript of any proposed publication to Licensee at least [*****] before publication, and Licensee shall have the right to review and comment upon the publication in order to protect Licensee’s confidential information. Upon Licensee’s request, publication may be delayed up to [*****] to enable Licensee to secure adequate intellectual property protection of Licensee’s confidential information that would otherwise be affected by the publication.

10.5 MDA Cryopreservation Procedure and Product. For the avoidance of doubt:

(a)	the MDA Cryopreservation Procedure and all protocols, media, information, and materials related thereto are MD Anderson’s Confidential Information;

(b)

Licensee shall not: (i) disclose the MDA Cryopreservation Procedure or protocols, media, information, and materials related thereto, without MD Anderson’s written consent; or (ii) file or prosecute any patent applications with claims that reference or recite the MDA Cryopreservation Procedure or protocols, media, information, and materials related thereto; and

(c)

MDA will use reasonable efforts to deliver to Licensee a cryopreserved CBNK product that is suitable to be used in humans. MDA and Licensee will agree in good faith about the timeline and the process for such delivery after signature of this Agreement.

(d)

MD Anderson shall not be required to disclose to Licensee the MDA Cryopreservation Procedure or information related thereto unless and until the MDA Cryopreservation Procedure and related information is the subject of a published patent application filed by MD Anderson.

XI. Assignment

11.1 Consent. Except in connection with the sale of all of Licensee’s assets or a sale of all of Licensee’s business that relates to the AFM13 program to a Third Party, this Agreement may not be assigned by Licensee without the prior written consent of MD Anderson, which will not be unreasonably withheld. Any attempted assignment in violation of the foregoing shall be null and void.

11.2 Written Assumption. For any permitted assignment from Licensee to be effective, the assignee must assume in writing (a copy of which writing will be provided to MD Anderson) all of Licensee’s interests, rights, duties, and obligations under the Agreement and agree to comply with all terms and conditions of the Agreement as if the assignee were the original party (i.e., the Licensee) to the Agreement.

XII. Term and Termination

12.1 Term. Subject to Sections 12.2, 12.3 and 12.4 hereinbelow, the term of this Agreement is from the Effective Date until the last to occur of: (a) the expiration of all patents issued under Patent Rights (if any) and the cancellation, withdrawal, or express abandonment of all patent applications under Patents Rights (if any), or (b) the date that is the fortieth (40th) anniversary of the Effective Date (the “Term”).

12.2 Termination of License in Country Due to Lack of Commercialization. [*****]. The following definitions apply to Section 12.2: (a) “commercialized” means having Sales in such jurisdiction; and (b) “actively and effectively attempting to commercialize” means having an effective, ongoing and active research, Development, Manufacturing, marketing or sales program as appropriate, directed toward obtaining Regulatory Approval, and/or production and/or Sales in any jurisdiction, and providing plans acceptable to MD Anderson, in its sole discretion, to Commercialize Products in the jurisdiction(s) which MD Anderson intends to remove from Licensed Territory.

12.3 Termination of Agreement. Subject to any rights herein which survive termination, this Agreement will earlier terminate in its entirety:

(a)

automatically, if Licensee becomes bankrupt or insolvent and/or if the business of Licensee shall be placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of Licensee or otherwise;

(b)

upon [*****] written notice from MD Anderson, if Licensee breaches or defaults on the payment or report obligations of Article IV (excluding the upfront license fee specified in Section 4.1(b), for which no cure period applies), or use of name obligations of Article IX, unless, before the end of such thirty (30) calendar day notice period, Licensee has cured the default or breach to MD Anderson’s satisfaction, and so notifies MD Anderson, stating the manner of the cure;

(c)	[*****], upon written notice from MD Anderson, if Licensee fails to timely pay the license upfront fee specified in Section 4.1(b);

(d)

[*****] written notice from one Party if the other Party breaches or defaults on any other obligation under this Agreement, unless, before the end of such [*****], the breaching Party has cured the default or breach to the other Party’s satisfaction and so notifies the other Party, stating the manner of the cure;

(e)	at any time by mutual written agreement between Licensee and MD Anderson upon [*****] written notice to all Parties and subject to any terms herein which survive termination;

(f)	if Section 4.6(d) or Section 14.8 is invoked;

(g)	upon written notice from MD Anderson, if Licensee has defaulted or been late on its payment obligations pursuant to the terms of this Agreement on [*****]; or

(h)	[*****] written notice from Licensee.

12.4 Effects of Termination. Upon termination of this Agreement:

(a)	nothing herein will be construed to release either Party of any obligation maturing prior to the effective date of the termination;

(b)

Licensee covenants and agrees to remain bound by the provisions of Articles VIII (Indemnification and Insurance), IX (Use of Board and MD Anderson’s Name) and X (Confidential Information and Publication) of this Agreement; and

(c)	Licensee agrees to cease and desist any use and all Sale of the Licensed Subject Matter and Products upon termination of this Agreement.

XIII. Warranty: Superior-Rights

13.1 Board. Except for the rights, if any, of the U.S. Government as set forth below, Board represents and warrants its belief that (a) it is the owner of the right, title, and interest in and to Licensed Subject Matter, (b) it has the right to grant licenses thereunder, and (c) it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein.

13.2 U.S. Government. Licensee understands that the Licensed Subject Matter may have been developed under, or benefitted from, a funding agreement with the U.S. Government and, if so, that the U.S. Government may have certain rights relative thereto. This Agreement is explicitly made subject to the U.S. Government’s rights under any such agreement and any Applicable Law. To the extent that there is a conflict between any such agreement or Applicable Law and this Agreement, the terms of such U.S. Government agreement or Applicable Law shall prevail. If MD Anderson informs Licensee that the U.S. Government funded any Licensed Subject Matter, then Licensee agrees that Products used or Sold in the United States will be manufactured substantially in the United States, unless a written waiver is obtained in advance from the U.S. Government.

13.3 Exclusions. LICENSEE UNDERSTANDS AND AGREES THAT BOARD AND MD ANDERSON, BY THIS AGREEMENT, MAKE NO REPRESENTATION AS TO THE OPERABILITY OR FITNESS FOR ANY USE, SAFETY, EFFICACY, APPROVABILITY BY REGULATORY AUTHORITIES, TIME AND COST OF DEVELOPMENT, PATENTABILITY, AND/OR BREADTH OF THE LICENSED SUBJECT MATTER. OTHER THAN WITH RESPECT TO ANY PENDING PATENT APPLICATIONS LISTED ON EXHIBIT I, BOARD AND MD ANDERSON, BY THIS AGREEMENT, ALSO MAKE NO REPRESENTATION AS TO WHETHER ANY PATENT COVERED BY PATENT RIGHTS IS VALID OR AS TO WHETHER THERE ARE ANY PATENTS NOW HELD, OR WHICH WILL BE HELD, BY OTHERS OR BY BOARD OR MD ANDERSON IN THE LICENSED FIELD. BOARD AND MD ANDERSON MAKE NO REPRESENTATION THAT THE INVENTIONS CONTAINED IN PATENT RIGHTS DO NOT INFRINGE ANY OTHER PATENTS NOW HELD OR THAT WILL BE HELD BY OTHERS OR BY BOARD.

13.4 Potentially Hazardous Materials. ANY MATERIALS DELIVERED TO LICENSEE PURSUANT TO THE AGREEMENT ARE UNDERSTOOD TO BE EXPERIMENTAL IN NATURE AND MAY HAVE HAZARDOUS PROPERTIES. BOARD AND MD ANDERSON MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED WITH RESPECT TO ANY MATERIALS PROVIDED BY MD ANDERSON TO LICENSEE PURSUANT TO THIS AGREEMENT. BOARD AND MD ANDERSON MAKE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO SUCH MATERIALS, NOR DOES BOARD OR MD ANDERSON REPRESENT OR WARRANT THAT THE USE OF SUCH MATERIALS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF ANOTHER PARTY.

13.5 Due Diligence. Licensee, by execution hereof, acknowledges, covenants and agrees that Licensee has not been induced in any way by Board, System, MD Anderson or employees thereof to enter into this Agreement, and further warrants and represents that (a) Licensee is entering into this Agreement voluntarily; (b) Licensee has conducted sufficient due diligence with respect to all items and issues pertaining to this Agreement; and (c) Licensee has adequate knowledge and expertise, or has used knowledgeable and expert consultants, to adequately conduct such due diligence, and agrees to accept all risks inherent herein.

13.6 Additional Representation by MD Anderson. [*****].

XIV. General

14.1 Entire Agreement. This Agreement, together with any exhibits and/or fully executed amendments hereto, constitutes the entire and only agreement between the Parties for Licensed Subject Matter and all other prior negotiations, representations, agreements and understandings related to the subject matter of this Agreement are superseded hereby. Neither Party has relied on any such prior communication in entering into this Agreement. No agreements altering or supplementing the terms hereof will be made except by a written document signed by both Parties. For the avoidance of doubt, except to the extent expressly provided otherwise in this Agreement, this Agreement does not supersede the SDCA.

14.2 Notice. Any notice required by this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes thereof when sent by first class mail or reputable international courier (e.g., Federal Express or UPS) and shall be evidenced by the postmark at the point of mailing or by the dated delivery receipt of the courier. All notices and any correspondence respecting this Agreement shall be transmitted as follows:

[*****]

or other addresses as may be given from time to time under the terms of this notice provision.

Communications regarding patent prosecution may be transmitted by electronic mail. For such communications to MD Anderson sent via electronic mail, the electronic mail shall be addressed or copied to [*****].

Invoices shall be sent by electronic mail to [*****].

14.3 Compliance with Applicable Law. Either Party must comply with all Applicable Laws in connection with its activities pursuant to this Agreement or Licensed Subject Matter, including, without limitation, U.S. Export Administration Regulations, as well as end-user, end-use, and destination restrictions applied by the United States, the US FCPA and other applicable anti-corruption laws. Licensee acknowledges that the Licensed Subject Matter is or may be subject to U.S. export control jurisdiction.

14.4 Law. This Agreement and all claims arising out of or relating thereto will be governed, construed and enforced in accordance with the laws of the United States of America and of the State of Texas, without regard to its conflict of law provisions. The Texas State Courts of Harris County, Texas (or, if there is exclusive federal jurisdiction, the United States District Court for the Southern District of Texas) shall have exclusive jurisdiction and venue over any dispute arising out of this Agreement, and Licensee consents to the jurisdiction and venue of such courts and hereby explicitly waives the rights to any other venue to which it might be entitled by cause of action, domicile or otherwise. The United Nations Convention on Contracts for the International Sale of Goods shall not be applicable.

14.5 No Waiver. Failure of Board or MD Anderson to enforce a right under this Agreement will not act as a waiver of right or the ability to later assert that right relative to the particular situation involved.

14.6 Headings. Headings included herein are for convenience only and will not be used to construe this Agreement. The Parties acknowledge and agree that both Parties substantially participated in negotiating the provisions of this Agreement; therefore, both Parties agree that any ambiguity in this Agreement shall not be construed more favorably toward one Party than the other Party, regardless of which Party primarily drafted this Agreement.

14.7 Invalidity/Unenforceability. If any provision of this Agreement is for any reason found to be invalid or unenforceable, such provision shall be interpreted to fulfill its intended purpose to the maximum extent permitted by Applicable Law and all other provisions of this Agreement nevertheless will remain enforceable.

14.8 Patent Challenges. In the event that Licensee (or its Affiliate or Sublicensee) brings an action, or participates as an adverse party in any action, before any court, agency or tribunal seeking to invalidate or otherwise challenge the enforceability of or Board’s ownership of any patent included in the Patent Rights, then MD Anderson may immediately terminate this Agreement upon written notice to Licensee and with no opportunity for Licensee to cure. Any dispute regarding the validity, enforceability or ownership of any patent included in the Patent Rights shall be litigated in the courts located in Houston, Texas, and Licensee agrees not to challenge personal jurisdiction in that forum. To the extent that Licensee (or its Affiliate or Sublicensee) unsuccessfully challenges, or participates as an adverse party in an action that unsuccessfully challenges, the validity or enforceability of any patent included in the Patent Rights, Licensee agrees to reimburse MD Anderson and Board for all costs and fees (including attorney’s fees) paid by MD Anderson and Board in defending against such challenge. Licensee understands and agrees that, in the event Licensee successfully challenges the validity or enforceability of any patent included in the Patent Rights, all payments or other consideration made or otherwise provided by Licensee to MD Anderson prior to a final, non-appealable adjudication of invalidity and/or unenforceability shall be non-refundable. The obligations of this Section 14.8 shall survive the expiration or termination of this Agreement.

14.9 Sponsored Research. If Licensee desires to sponsor research for or related to the Licensed Subject Matter, and particularly where Licensee receives payments for sponsored research pursuant to a sublicense under this Agreement, Licensee will notify MD Anderson in writing of all opportunities to conduct this sponsored research (including clinical trials, if applicable).

14.10 Senior Executive Discussions. Either Party may refer any dispute in connection with this Agreement to senior executives of the Parties for good-faith discussions over a period of not more than [*****], unless the Parties agree to extend the duration of such discussions (the “Senior Executives Discussions”). Each Party will make its executives reasonably available for such discussions.

14.11 Counterparts. This Agreement may be executed in one (1) or more counterparts, by original, facsimile or PDF signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature. In the event signatures are exchanged by facsimile and/or in “.pdf” format, each Party shall, if requested, thereafter promptly provide an original signature page to the other Party.

14.12 Notice of State Agency. MD Anderson, as an agency of the State of Texas and a member institution of The University of Texas System, is subject to the constitution and laws of the State of Texas and, under the constitution and laws of the State of Texas, possesses certain rights and privileges, is subject to certain limitations and restrictions, and only has such authority as is granted under the constitution and laws of the State of Texas. Moreover, notwithstanding the generality or specificity of any provision of this Agreement, the provisions of this Agreement as they pertain to MD Anderson are enforceable only to the extent authorized by the constitution and laws of the State of Texas. No Party to this Agreement will be required to perform or commit any act or omission that would violate any Applicable Law, including the constitution and laws of the State of Texas. Nothing in this Agreement shall be deemed as a waiver by Board, System or MD Anderson of its sovereign immunity.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement.

BOARD OF REGENTS OF THE

UNIVERSITY OF TEXAS System, on behalf of

THE UNIVERSITY OF TEXAS M. D. ANDERSON

CANCER CENTER

By	/s/ Ben Melson

Printed Name:	Ben Melson

Title:	SVP, CFO

Date:	12/11/2020 | 1:45 PM PST

Approved as to Content:

By	/s/ Ferran Prat
Ferran Prat, J.D., Ph.D.
Senior Vice President
Research Administration & Industry Relations
M. D. Anderson Cancer Center

Date:	12/11/2020 | 1:42 PM PST

AFFIMED GmbH

By	/s/ Adi Hoess

Printed Name:	Dr. Adi Hoess

Title:	Chief Executive Officer

Date:	10th December 2020

By	/s/ Wolfgang Fischer

Printed Name:	Dr. Wolfgang Fischer

Title:	Chief Operations Officer

Date:	10th December 2020

EXHIBIT I

[*****]